Exhibit 32
SECTION 1350 CERTIFICATION
In connection with the Quarterly Report on Form 10-Q of Public Storage (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), Joseph D. Russell, Jr., as Chief Executive Officer and President of the Company and H. Thomas Boyle, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), that:
(1)The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph D. Russell, Jr.
Name:	Joseph D. Russell, Jr.
Title:	President and Chief Executive Officer
Date:	November 1, 2022

/s/ H. Thomas Boyle
Name:	H. Thomas Boyle
Title:	Senior Vice President and Chief Financial Officer
Date:	November 1, 2022
This certification accompanies the Report pursuant to §906 of Sarbanes-Oxley and shall not, except to the extent required by Sarbanes-Oxley, be deemed filed by the Company for purposes of §18 of the Exchange Act.
A signed original of this written statement required by §906 of Sarbanes-Oxley has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.